UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 9, 2007

HarborView Mortgage Loan Trust 2007-7
(Issuing Entity)

              Greenwich Capital Acceptance, Inc.
(Exact Name of Depositor as Specified in its Charter)

        Greenwich Capital Financial Products, Inc.
(Exact Name of Sponsor as Specified in its Charter)

              Greenwich Capital Acceptance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-140279	06-1199884
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 625-2700

                        No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Current Report Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated November 9, 2007 and filed and accepted on November 9, 2007 (the “Original Subsequent Funding 8-K”) for the purpose of filing a revised copy of the Subsequent Transfer Agreement, attached hereto as Exhibit 99.1, dated November 9, 2007, among Greenwich Capital Acceptance, Inc., as depositor, Greenwich Capital Financial Products, Inc., as seller, and Deutsche Bank National Trust Company, a national banking association, as trustee, which was originally filed as Exhibit 99.1 to the Original Subsequent Funding 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1
Subsequent Transfer Agreement dated as of November 9, 2007 among Greenwich Capital Acceptance, Inc., as depositor, Greenwich Capital Financial Products, Inc., as seller, and Deutsche Bank National Trust Company, a national banking association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.

By:	/s/ Ara Balabanian

Name: Ara Balabanian

Dated: November 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1
Subsequent Transfer Agreement dated as of November 9, 2007 among Greenwich Capital Acceptance, Inc., as depositor, Greenwich Capital Financial Products, Inc., as seller, and Deutsche Bank National Trust Company, a national banking association, as trustee.